Exhibit 10.39 H
AMENDMENT NO. 10
TO THE PIONEER NATURAL RESOURCES COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN
(Amended and Restated Effective January 1, 2009)

WHEREAS, pursuant to the provisions of Section 11.4 thereof, the Pioneer Natural Resources Company Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2009, and as further amended to date) (the “Plan”) may be amended from time to time;
WHEREAS, the Company now desires to amend the Plan to modify the salary levels applicable to the definition of an “Eligible Employee” within Section 2.1 of the Plan; and
WHEREAS, the Company desires the amendments below to become effective November 1, 2022 (the “Effective Date”) in order for all potential individuals that may become eligible to participate in the plan for the 2023 Plan Year to be determined eligible (or not) for the Plan pursuant to this newly amended definition prior to the election deadlines that will be applicable for the 2023 Plan Year.
NOW, THEREFORE, the Plan shall be amended as follows:
Section 2.1(o) of the Plan shall be amended and restated in its entirety as follows:
“Eligible Employee” means any individual employed by a Company who is (i) an officer of the Company or (ii) a member of a select group of management or highly compensated employees (A) designated by the Plan Administrator from time to time as being eligible to participate in the Plan, (B) whose designated grade level is at least grade 23 in the Company’s general salary grade structure or an equivalent grade in the specialized grade structure, as determined by the Plan Administrator and (C) whose annual rate of Basic Compensation is $225,000 or above; provided, however, that the individuals who became Members during or prior to the 2022 Plan Year shall be defined by the “Eligible Employee” definition that was set forth in the Plan as of the date that the individual became a Member. An Eligible Employee shall remain an Eligible Employee notwithstanding any reduction in his or her annual rate of Basic Compensation below the applicable minimum under clause (ii)(B) of this subsection; provided, however, that the Plan Administrator in its discretion may withdraw an individual’s designation as an Eligible Employee under clause (ii) at any time and for any reason effective with respect to any subsequent Plan Year.

[Signature Page Below]

IN WITNESS WHEREOF, this Amendment No. 10 has been executed on this 15th day of November, 2022, to be effective as of the Effective Date.
PIONEER NATURAL RESOURCES COMPANY

By: _____/s/Tyson L. Taylor_____________________
Tyson L. Taylor
Senior Vice President, Human Resources and
Communications